Exhibit 8.1

[Letterhead of Akin, Gump, Strauss, Hauer & Feld L.L.P.]

March 11, 2010

Max Capital Group Ltd.

Max House

2 Front Street

Hamilton HM 11

Bermuda

Re:	The amalgamation of Harbor Point Limited and Alterra Holdings Limited

Ladies and Gentlemen:

We are acting as counsel to Max Capital Group Ltd., a Bermuda exempted company (“Max”), in connection with the proposed amalgamation of Harbor Point Limited, a Bermuda exempted company (“Harbor Point”) with Alterra Holdings Limited (“Alterra”), a Bermuda exempted company and wholly owned subsidiary of Max. You have requested our opinion as to certain United States federal income tax matters related to this transaction.

In formulating our opinion as to these matters, we have examined such documents as we have deemed appropriate, including (1) the Agreement and Plan of Amalgamation, as amended and supplemented through the date hereof (the “Amalgamation Agreement”), dated March 3, 2010, by and among Harbor Point, Max, and Alterra and (2) the Registration Statement filed by Max on Form S-4 with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, through the date hereof (the “Registration Statement”) and the Joint Proxy Statement/Prospectus of Max and Harbor Point included therein (the “Prospectus”). In addition, we have relied upon statements and representations of the officers and other representatives of Max and others, and we have assumed that such statements and representations are and will continue to be correct without regard to any qualification as to knowledge or belief. We also have obtained such additional information as we have deemed relevant and necessary from representatives of and advisors to the parties to the Amalgamation Agreement.

Capitalized terms not defined herein have the meanings ascribed to them in the Registration Statement.

For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed, or photostatic copies, and the authenticity of the originals of such latter documents. In making our examination of documents executed, or to be executed, we have assumed that such parties had, or will have, the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute, or will constitute, valid and binding obligations of such parties.

Based on the facts as set forth in the Registration Statement and, in particular, on the assumptions, conditions and qualifications described under the caption “Material U.S. Federal Income Tax Consequences” therein, we hereby confirm that, in our opinion, insofar as they purport to describe provisions of United States federal income tax law, the statements set forth under the heading “Material U.S. Federal Income Tax Consequences” in the Registration Statement are, subject to the assumptions, conditions and qualifications set forth therein, accurate in all material respects.

Max Capital Group Ltd.

March 11, 2010

Our opinions and the tax discussion as set forth in the Registration Statement are based on the current provisions of the U.S. Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service which may be cited or used as precedents, and case law, any of which may be changed at any time with retroactive effect. No opinion is expressed on any matters other than those specifically referred to above by reference to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm included in or made part of the Registration Statement and to each reference to us and the discussions of advice provided by us under the heading “Material U.S. Federal Income Tax Consequences” in the Registration Statement, without admitting we are “experts” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement.

Very truly yours,

/s/ Akin, Gump, Strauss, Hauer & Feld L.L.P.